                                                                    Exhibit 2(z)


                            DOCUMENT ESCROW AGREEMENT

                       Ohio Periodical Distributors, Inc.


      This agreement is made and entered into __________________, 1997, among United Magazine Company, an Ohio corporation ("UNIMAG"), Ohio Periodical Distributors, Inc., an Ohio corporation ("OPD"), all of OPD's shareholders (individually, an "OPD SHAREHOLDER" and collectively, the "OPD SHAREHOLDERS"), and Baker & Hostetler LLP ("ESCROW AGENT").


                             BACKGROUND INFORMATION

      A. Unimag, OPD and the OPD Shareholders are parties to an Amended and Restated Stock Transfer and Exchange Agreement, as amended by that certain First Amendment to Amended and Restated Stock Transfer and Exchange Agreement, both dated effective as of August 1, 1996, and an Amendment to Acquisition Agreements dated __________, 1997 (collectively, the "MERGER AGREEMENT"), and certain other documents executed in connection with the transactions contemplated by the Merger Agreement (the "ADDITIONAL DOCUMENTS").

      B. Unimag, OPD, and the OPD Shareholders desire to consummate the Merger (defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement upon the satisfaction of certain conditions (as described in Section 6.5 of the Merger Agreement and as also described more fully in this agreement).

      C. Unimag, OPD, and the OPD Shareholders desire to deposit the Additional Documents into escrow with the Escrow Agent, to be held by the Escrow Agent upon the terms and subject to the conditions of this agreement. Any and all agreements, instruments, and other documents delivered to Escrow Agent to be held by it pursuant to the terms and subject to the conditions of this agreement are sometimes referred to hereinafter, collectively, as the "CLOSING DOCUMENTS".

      D. Escrow Agent is willing to serve as the escrow agent upon the terms and subject to the conditions of this agreement.


                             STATEMENT OF AGREEMENT

      The parties to this Agreement (each a "PARTY," and collectively, the "PARTIES") hereby acknowledge the accuracy of the above Background Information and, in consideration of the mutual covenants and agreements set forth in this agreement, the Parties agree as follows:


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      Section 1. Unless otherwise defined in this agreement, all capitalized words and phrasES In this agreement shall have the same meanings as set forth in the Merger Agreement.

      Section 2. Unimag, OPD, and/or the OPD Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the agreements and documents described on Exhibit A.

      Section 3. Unimag has executed and/or delivered to Escrow Agent and Escrow Agent herebY acknowledges receipt of the documents and instruments described on Exhibit B.

      Section 4. OPD has executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit C.

      Section 5. The OPD Shareholders have executed and/or delivered to Escrow Agent and Escrow Agent hereby acknowledges receipt of the documents and instruments described on Exhibit D.

      Section 6. Unimag, OPD, and/or the OPD Shareholders, as the case may be, may hereafter deliver to Escrow Agent various other agreements, instruments, and other documents to be held upon the terms and subject to the conditions of this agreement. Upon delivery of such items to Escrow Agent, they shall become Closing Documents under this agreement.

      Section 7. Unless Unimag, OPD, and the OPD Shareholders all otherwise agree and collectively instruct Escrow Agent in writing accordingly, the delivery of the Closing Documents out of escrow shall be subject to the fulfillment of the following conditions:

            (a) Unimag shall have consummated the escrow closings of all of the Scherer Companies Acquisitions (except for Northern and Read-mor (as defined below)), and the acquisition of The George R. Klein News Co., Central News Co., and Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"). Such escrow closings shall be on terms and conditions substantially similar to the Escrow Closing under the Merger Agreement and this agreement (hereinafter referred to as this "ESCROW CLOSING"). Unimag and OPD hereby acknowledge that the escrow closings for Stoll, Michiana, and Northern have been completed prior to this Escrow Closing and that such escrow closings were upon terms and conditions substantially similar to this Escrow Closing. Unimag, OPD, and the OPD Shareholders hereby acknowledge that the consummation of the escrow closing for Read-mor Book Stores, Inc. ("READ-MOR"), shall not be a condition to Escrow Agent's delivery of the Closing Documents out of escrow. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and by each of The Scherer Companies and Wholesalers Leasing Corp., and by each of the Klein Companies, respectively (for each of the respective Scherer Companies Acquisitions, and each of the respective Klein Companies acquisitions), in the form attached hereto as


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      Exhibit E, certifying that the escrow closing for each of the respective
      Scherer Companies Acquisitions, and each of the respective Klein Companies acquisitions has been completed, the date completed, and that such escrow closing was upon terms and conditions substantially similar to this Escrow Closing. Each certificate shall also be executed by OPD for the purpose of evidencing OPD's acknowledgement and agreement to the certifications set forth in that certificate.

            (b) The Merger Agreement (with all of its schedules and exhibits) and the Merger shall have been finally approved by Unimag's Board of Directors. This condition shall be satisfied by delivery to Escrow Agent of resolutions of Unimag's Board of Directors providing such approval, certified by Unimag's Secretary.

            (c) The Merger, the Michiana Acquisition, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor), and the Klein Companies acquisitions shall have been approved by the affirmative vote of the shareholders of Unimag entitled to exercise voting power over at least a majority of the outstanding common shares, without par value, of Unimag. This condition shall be satisfied by delivery to Escrow Agent of a certificate executed by the inspector of elections for this shareholders' meeting, in the form attached hereto as Exhibit F, certifying that the Merger, the Stoll Acquisition, the Scherer Companies Acquisitions (except for the acquisition of Read-mor), and each of the respective Klein Companies acquisitions were approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag.

            (d) A 1 for 10 reverse stock split of the outstanding common shares, without par value, of Unimag shall have been effected. This condition shall be satisfied by delivery to Escrow Agent of a certificate from the Ohio Secretary of State certifying the effectiveness of an amendment to Unimag's articles of incorporation, which has a provision providing for such reverse stock split.

            (e) The Closings for Northern, Michiana, and Stoll, including the delivery of documents from escrow in connection therewith, shall have been completed. This condition shall be satisfied by delivery to Escrow Agent of certificates executed by Unimag and each of Northern, Michiana, and Stoll, in the form attached hereto as Exhibit G, certifying that such Closings have been completed.

            (f) The written consents of Bernard and Gloria Annenberg to the granting of a mortgage on the Winton Road, Cincinnati property as security for the Debentures shall have been received and delivered to Escrow Agent, in form and content acceptable to Unimag. Notwithstanding anything in this agreement to the contrary, this condition may not be waived or altered in any manner by Unimag and/or OPD and Escrow Agent will


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      disregard any instructions from Unimag and/or OPD which may attempt to waive or alter this condition.

            (g) The written consents of (i) Warner Publisher Services, Inc. and
      (ii) Curtis Circulation Co., in connection with the transfer of OPD's personal property to Unimag pursuant to the Merger Agreement and the subsequent grant by Unimag of a security interest in such personal property as security for the Debentures shall have been received and delivered to Escrow Agent, in form and content acceptable to Unimag. Notwithstanding anything in this agreement to the contrary, this condition may not be waived or altered in any manner by Unimag and/or OPD and Escrow Agent will disregard any instructions from Unimag and/or OPD which may attempt to waive or alter this condition.

      Section 8. Upon the satisfaction of the conditions set forth in Section 7 by Escrow Agent's receipt of all of the certificates and consents described in
Section 7, the Parties will attend the Closing (as contemplated by the Merger Agreement) and Escrow Agent will distribute (a) the Debenture Agreement counterpart signature pages listed on Exhibit A and the Shareholder Voting Agreement counterpart signature pages listed as item 1 on Exhibit D to the trustee under the Debenture Agreement with instructions to distribute fully executed copies of the Debenture Agreement and the Shareholder Voting Agreement (once all of the closings have been completed) to (i) Thaddeus A. Majerek (who shall represent Michiana and its shareholders for purposes of receipt of such documents), (ii) Richard Stoll, Jr. (who shall represent Stoll and its shareholders for purposes of receipt of such documents), (iii) Ronald E. Scherer (who shall represent the Scherer Companies and their shareholders for purposes of receipt of such documents), and (iv) George R. Klein (who shall represent the Klein Companies and their shareholders for purposes of receipt of such documents); (b) the documents listed as items 11 and 12 of Exhibit B to the trustee under the Debenture Agreement to be recorded by the trustee; (c) the remaining documents listed in Exhibit B to Ronald E. Scherer (who shall represent the OPD Shareholders for purposes of the receipt of such documents);
(d) the document listed as item 2 in Exhibit A and the remaining documents listed in Exhibit C to an officer of Unimag; and (e) the documents listed as items 2 and 3 in Exhibit D to an officer of Unimag. If instructed to do so by a Party entitled to receive documents, the Escrow Agent may deliver such documents to another person or entity. Unimag, OPD, and the OPD Shareholders hereby acknowledge that the closings for the Scherer Companies Acquisitions (except Northern and Read-mor), and the Klein Companies acquisitions will be held shortly after the Closing.

      Section 9. If all of the conditions set forth in Section 7 have not been satisfied by ______________, 1997, or such later date as Unimag and OPD may agree to and so instruct Escrow Agent in writing, then Escrow Agent shall (a) destroy the Closing Documents described in Exhibit A, (b) return the Closing Documents described in Exhibit B to Unimag, (c) return the Closing Documents described in Exhibit C to OPD, and (d) return the Closing Document described as item 2 in Exhibit D to the OPD Shareholders, and destroy those Closing Documents listed as


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items 1 and 3 of Exhibit D; and all of the Closing Documents shall be deemed void and of no further force and effect. Notwithstanding the foregoing, the Merger Agreement shall be deemed terminated and each of Unimag, OPD and the OPD Shareholders shall remain responsible for its or their costs and expenses associated with the transactions contemplated by the Merger Agreement in accordance with the provisions of Section 9.10 of the Merger Agreement.

      Section 10. In the event of any dispute between or among any of the Parties relating to distribution of the Closing Documents by Escrow Agent or any other matter, Escrow Agent may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Escrow Agent in connection therewith, including reasonable attorneys' fees and costs, shall be shared equally by Unimag and the OPD Shareholders. Escrow Agent shall perform any acts ordered by any court of competent jurisdiction without any liability or obligation to any other Party by reason of such act.

      Section 11. Escrow Agent shall have no liability to any other Party, or such Party's successor or assigns, or to any person or entity claiming under or in the right of any other Party, based upon or on account of any action taken or omitted by Escrow Agent, unless such action or omission shall have been the result of Escrow Agent's gross negligence or intentional misconduct. Notwithstanding the foregoing to the contrary, in no event shall the Escrow Agent be liable to any party for acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, facsimile transmission or other paper or document believed by Escrow Agent to be genuine and correct and to have been signed or sent by the proper person or persons. Unimag, OPD, and the OPD Shareholders shall, jointly and severally, hold harmless and indemnify Escrow Agent from and against any and all losses, liabilities, damages, claims, suits, actions, costs, and expenses (including attorneys' fees) which may be asserted against or incurred by Escrow Agent as a result of it serving as escrow agent under this agreement.

      Section 12. Instructions to Escrow Agent shall be addressed to:

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215
                  Attention:  Boyd Moehring, Esq.

and shall be deemed to have been delivered to the Escrow Agent when delivered personally, by facsimile (which is confirmed), mailed by registered or certified mail (return receipt requested), or delivered to Federal Express, United Parcel Service, or any other nationally recognized express delivery service.

      Section 13. The Parties hereby: (a) designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; (b) irrevocably consent to such designation, jurisdiction and venue; and (c)


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waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceedings initiated in the Court of Common Pleas of Franklin County, Ohio.

      Section 14. The rights and obligations of the Parties under this agreement shall be construed and resolved in accordance with the laws of the State of Ohio, exclusive of conflict of laws principles. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of the Parties. This agreement may be executed in one or more separate counterparts, which, when read together, shall be as fully-effective as a single, executed counterpart and all of which shall constitute one and the same document.

      Section 15. If the Escrow Agent receives a written notice from any of the Parties of a dispute as to completion of any of the conditions set forth in
Section 7, and such notice is received prior to the distributions from escrow set forth in Section 8, then Escrow Agent shall, until such dispute is resolved, either submit the documents held in escrow to another law firm selected by it to act as successor escrow agent, or deposit such documents with a court of competent jurisdiction or continue to retain the documents and act as Escrow Agent. In the event of such dispute, the escrow documents shall be held by the Escrow Agent or its successor or the court until otherwise directed in writing by agreement of the parties or otherwise directed by a court of competent jurisdiction. In any such event, the parties agree that Baker & Hostetler LLP may continue to represent Unimag in any matter, including any dispute under this agreement, and the parties hereby waive any conflict of interest of Baker & Hostetler LLP in that regard.


                                    UNITED MAGAZINE COMPANY


                                    By__________________________________
                                        Ronald E. Scherer, Chairman


                                    OHIO PERIODICAL DISTRIBUTORS, INC.


                                    By__________________________________
                                        David B. Thompson, Treasurer




                  [Signatures continued on the following page.]


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
                                    THE OPD SHAREHOLDERS:



                                    -------------------------------
                                    Bank One Trust Company, NA,
                                    Trustee under the Roger L. Scherer
                                    Agreement of Trust FBO Ronald E. Scherer dated June 14, 1979


                                    -------------------------------
                                    Bank One Trust Company, NA,
                                    Trustee under the Roger L. Scherer
                                    Agreement of Trust FBO Linda Hayner
                                    Talbott dated June 14, 1979


                                    -------------------------------
                                    TED RYSZ



                                    BAKER & HOSTETLER LLP


                                    By__________________________________
                                      Boyd Moehring, Partner


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
                                    EXHIBIT A

                       DOCUMENTS DELIVERED BY UNIMAG, OPD,
                           AND/OR THE OPD SHAREHOLDERS

1. Debenture Agreement dated as of October 9, 1996, among Unimag, the OPD Shareholders, and certain other parties. (Includes counterpart signature pages for only the OPD Shareholders. The remaining counterpart signature pages will be provided in connection with the other Escrow Closings.)

2. Certificate of Merger pursuant to the Merger Agreement executed by Unimag and the OPD Shareholders to be filed with the Ohio Secretary of State.

                                    EXHIBIT B

                          DOCUMENTS DELIVERED BY UNIMAG


1.    Certified articles of incorporation of Unimag.

2.    Good standing certificate of Unimag.

3.    Certified code of regulations of Unimag.

4.    Incumbency certificate of Unimag.

5.    Certificate of president of Unimag.

6.    Certified board of directors resolutions.

7. Letters from shareholders of Unimag entitled to vote more than 50% of Unimag common shares indicating they will vote in favor of the Merger.

8. Letter or copy of federal register notice from Federal Trade Commission terminating HSR Act waiting period.

9.    Letter of Arthur Andersen LLP with respect to tax effect on Unimag of the
      Section 351 exchange.

10. Irrevocable instruction letter to Unimag's transfer agent for the issuance of Unimag Shares to the OPD Shareholders as required by the Merger.

11. Affidavit in Aid of Title to be filed in the office of the Hamilton County, Ohio Recorder regarding the transfer of title to the Winton Road, Cincinnati real property to Unimag, as the surviving entity of the Merger.

12. Two Mortgages executed by Unimag as mortgagor. (Counterpart signature page of Trustee to be delivered to Escrow Agent in connection with the other Escrow Closings.)

13. Three Senior Debentures to be issued to the OPD Shareholders (or their designee) under the Debenture Agreement.

14. Three Subordinated Debentures to be issued to the OPD Shareholders (or their designee) under the Debenture Agreement.

                                    EXHIBIT C

                           DOCUMENTS DELIVERED BY OPD



1.    Certified articles of incorporation of OPD.

2.    Good standing certificate of OPD.

3.    Certified Code of Regulations of OPD.

4.    Incumbency certificate of OPD.

5.    Certificate of president or other officers of OPD.

6.    Written actions of board of directors and shareholders of OPD.

7.    Opinion letter of OPD's legal counsel.

8.    OPD's minute books and other corporate records.

9. All of the certificates for the 5,000,000 shares of Unimag common stock endorsed in blank for cancellation.

                                   EXHIBIT D

                  DOCUMENTS DELIVERED BY THE OPD SHAREHOLDERS

1. Shareholder Voting Agreement dated October 9, 1996, among the OPD Shareholders and certain other parties (includes counterpart signature pages for only the OPD Shareholders).

2. All of the certificates for the OPD Shares endorsed for transfer to Unimag.

3. Lease from ______________________ to Unimag for the Goodale Avenue, Columbus building.

                                    EXHIBIT E

                          CERTIFICATE OF ESCROW CLOSING

                            [INSERT NAME OF COMPANY]


      The undersigned hereby certify, on behalf of [insert name of Company], and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler LLP, which is the escrow agent under a certain document escrow agreement dated ____________, 199__ (the "OPD DOCUMENT ESCROW AGREEMENT"), among Unimag, Ohio Periodical Distributors, Inc. ("OPD") all of OPD's shareholders, and Baker & Hostetler LLP, as follows:

      1. The escrow closing (the "_________ Escrow Closing") contemplated by [insert description of appropriate acquisition agreement] was completed on [insert date];

      2. The _________ Escrow Closing was completed upon terms and conditions substantially similar to the escrow closing provided for in the OPD Document Escrow Agreement.

                                    [INSERT NAME OF
                                    COMPANY]


Date:  ____________, 199__          By_______________________________
                                    Print Name_______________________

                                    Its______________________________


                                    UNITED MAGAZINE COMPANY


Date:  ____________, 199__          By_______________________________
                                    Print Name_______________________

                                    Its______________________________



                    [Acknowledgement on the following page.]

                                 ACKNOWLEDGEMENT

      The undersigned hereby acknowledges and agrees, on behalf of OPD and the OPD Shareholders, that the certifications set forth in this certificate satisfy the requirements of Section 8(a) of the OPD Document Escrow Agreement.

                                          OHIO PERIODICAL DISTRIBUTORS, INC.


Date:  _________________, 199__           By__________________________________

                                          Print Name________________________

                                          Its__________________________________

                                   EXHIBIT F

                     CERTIFICATE OF INSPECTOR OF ELECTIONS


      The undersigned, as the inspector of elections for the annual meeting of shareholders of United Magazine Company, an Ohio corporation ("UNIMAG"), held on ______________, 199__, hereby certifies to Baker & Hostetler LLP that the acquisitions described below have been approved by the affirmative vote of shareholders entitled to exercise voting power over at least a majority of the outstanding common shares of Unimag:

      1. The Merger Agreement among Unimag, Ohio Periodical Distributors, Inc. ("OPD"), and all of its shareholders;

      2. The Stock Transfer and Exchange Agreement among Unimag, The Stoll Companies ("STOLL"), and all of its shareholders and the acquisition of the stock of Stoll in accordance with the terms of such exchange agreement;

      3. The Asset Transfer and Exchange Agreement between Unimag and Northern News Company ("NORTHERN") and the acquisition of certain assets and liabilities of Northern in accordance with the terms of such exchange agreement;

      4. The Stock Transfer and Exchange Agreement among Unimag, Michiana News Service, Inc. ("MICHIANA"), and all of its shareholders and the acquisition of the stock of Michiana in accordance with the terms of such exchange agreement;

      5. The Stock transfer and Exchange Agreement among Unimag, The Scherer Companies ("SCHERER"), and all of its shareholders and the acquisition of the stock of Scherer in accordance with the terms of such exchange agreement; and

      6. The Asset Transfer and Exchange Agreement between Unimag and Wholesalers Leasing Corp. ("WHOLESALERS") and the acquisition of certain assets of Wholesalers in accordance with the terms of such exchange agreement.

      7.    The Stock Transfer and Exchange Agreement among Unimag, The George
            R. Klein News Co., Central News Co., Newspaper Sales, Inc. (collectively, the "KLEIN COMPANIES"), and all of their shareholders and the acquisition of the stock of the Klein Companies in accordance with the terms of such exchange agreement.


Date: _____________, 199__             _________________________________________

                                       _________________, Inspector of Elections

                                    EXHIBIT G

                             CERTIFICATE OF CLOSING


      The undersigned hereby certify, on behalf of [Northern News Company, Michiana News Service, Inc., or The Stoll Companies] and United Magazine Company, an Ohio corporation ("UNIMAG"), respectively, to Baker & Hostetler LLP, which is escrow agent under a certain Document Escrow Agreement dated _______________, 199__, among Unimag, Ohio Periodical Distributors, Inc. ("OPD"), and all of the shareholders of OPD, that the closing contemplated by the [insert description of appropriate acquisition agreement] was completed on [insert date].


                                          [NORTHERN NEWS COMPANY,
                                          MICHIANA NEWS SERVICE, INC., or
                                          THE STOLL COMPANIES]



Date___________________                   By_______________________________

                                          Print Name_______________________

                                          Its______________________________


                                          UNITED MAGAZINE COMPANY


Date___________________                   By_______________________________

                                          Print Name_______________________

                                          Its______________________________